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                                                                      EXHIBIT 15
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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


We are aware that our report dated May 18, 1998, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries for the thirteen-week period ended May 2, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828,
2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-22844, 33-44041, 33-49871,
333-04927, 333-04941, and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 8, 1998